EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan of Pervasive Software Inc. of our report dated September 8, 2005, with respect to the consolidated financial statements and schedule of Pervasive Software Inc. included in its Annual Report (Form 10-K) as amended by Form 10-K/A for the year ended June 30, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Austin, Texas
February 19, 2007